POWER OF ATTORNEY

The undersigned, Charles W. Shook, hereby constitutes and appoints Mary Jo David and Randolph F. Williams, or either of them, his true and lawful attorneys-in-fact and agents, from the date hereof until such authority is terminated by me in writing, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3 - Initial Statement of Beneficial Ownership of Securities, Form 4 - Statement of Changes in Beneficial Ownership of Securities, Form 5 - Annual Statement of Changes in Beneficial Ownership, or any Form ID - Uniform Application For Access Codes to File on Edgar, required to be filed by the undersigned with respect to the his beneficial ownership of securities of LSB Financial Corp. (the “Company”), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose) and any national stock market on which the Company’s securities are listed, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of this 20 day of April, 2007.

/s/ Charles W. Shook
Charles W. Shook

STATE OF INDIANA	)
) SS:
COUNTY OF TIPPECANOE	)

Before me, the undersigned Notary Public in and for said State and County, personally appeared Charles W. Shook, and acknowledged to me to be the person who executed the foregoing Power of Attorney as his act and deed, this 20 day of April, 2007.

/s/ Nancy A. Malady
Notary Public

Nancy A. Malady
Printed Name

Tippecanoe
County of Residence

My Commission Expires:
September 4, 2008